PROSPECTUS AND			PRICING SUPPLEMENT NO. 18
PROSPECTUS SUPPLEMENT,		Effective at 9:15 AM ET
each dated September 3, 1996	April 15, 1997
CUSIP: 24422EHP7			Commission File No.: 333-10561
					Filed pursuant to Rule 424(b)(3)


		U.S. $388,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on September 15, 1997, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				April 18, 1997

MATURITY DATE:				April 19, 1999

INTEREST RATE:				6.68% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			BancAmerica Securities, Inc.
                                    has purchased the Senior Notes as
                                    principal at a price of 99.971% of
                                    the aggregate principal amount of
                                    the Senior Notes.




BancAmerica Securities, Inc.
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